Exhibit 10.10

[***] Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed separately with the Securities and Exchange Commission. A complete copy of this agreement has been separately filed with the Securities and Exchange Commission

EXCLUSIVE DISTRIBUTION AGREEMENT

‘
This Exclusive Distribution Agreement (“Agreement”) is entered into this 1st day of August, 2011, by and between YOUNG’S MARKET COMPANY of OREGON, LLC, an Oregon limited liability company, with its principal place of business located at 6840 N Cutter Circle, Portland, OR  97217, YOUNG’S MARKET COMPANY of WASHINGTON, LLC, an Oregon limited liability company, with its principal place of business located at  20301  59th Place S, Kent,  WA  98032  (together referred to as “COMPANY”) and Willamette Valley Vineyards, Inc. (“SUPPLIER”), an Oregon Corporation with its principal place of business located at 8800 Enchanted Way, SE, Turner, Oregon 97392.

RECITALS:

I.	WHEREAS, SUPPLIER is a supplier of wines for resale in the Territory (as the term “Territory” is defined in Exhibit A); and

II.	WHEREAS, COMPANY is a wholesale distributor of wines and other alcoholic beverage products and is duly licensed as such in the Territory; and

III.
WHEREAS, SUPPLIER desires that COMPANY serve as the exclusive wholesale distributor in the Territory of the wines set forth in Exhibit B hereof (“Products”) pursuant to the terms and conditions specified in this Agreement; and

IV.	WHEREAS, COMPANY desires to serve as the exclusive wholesale distributor for the Products in the Territory pursuant to the terms and conditions specified in this Agreement; and

V.
WHEREAS, both SUPPLIER and COMPANY mutually desire that this relationship be a long-term relationship and that COMPANY make continual investments to merchandise and to create and maintain awareness of the Products throughout the Territory, to open and maintain retail distribution outlets for the Products, and to perform a wide range of services as hereafter described; and,

VI.	WHEREAS COMPANY and SUPPLIER mutually desire to confirm and to memorialize their complete, entire and full agreement, understanding and Agreement into this one written Agreement.

NOW, THEREFORE, SUPPLIER and COMPANY hereby agree follows:

1.           Grant of Exclusive Distributorship Rights; Right of First Refusal.  (a) SUPPLIER hereby grants to COMPANY the exclusive right to distribute the Products to retailers within the Territory.  (b) SUPPLIER hereby grants to COMPANY the right of first refusal for the exclusive distribution rights within the Territory for any new alcoholic beverage products hereafter sold or represented by SUPPLIER during the term or any renewal hereof.  COMPANY shall notify SUPPLIER in writing if COMPANY desires to exercise its right of first refusal with respect to such new products within forty-five (45) days of being notified in writing by SUPPLIER of the availability of any new products.  (c) COMPANY hereby accepts the grant of exclusive distribution rights from SUPPLIER as set forth in sub-section (a) and COMPANY agrees to devote sufficient resources and personnel to the marketing and distribution of the Products throughout the Territory so as to maximize the sale and distribution of the Products as more fully set forth in Section 8 hereof.  [***].

2.           No Direct Sales by Supplier.  SUPPLIER hereby represents, covenants and warrants that SUPPLIER shall not sell, and shall not authorize any third party to sell, any of the Products to any retailer located anywhere within the Territory during the Term or any renewal hereof.  Notwithstanding the foregoing, the parties acknowledge that SUPPLIER at its discretion may elect from time-to-time to self-distribute wines to temporary retail licensees in support of charitable events, festivals and the like within the Territory.

3.           Term; Renewal. The term of this Agreement shall be a period of seven (7) years, commencing on _____________________, 2011 or such other date as may be subsequently mutually agreed in writing (the “Term”).

4.           Termination Rights.   SUPPLIER shall have the right to terminate this Agreement for good cause.  “Good cause,” as used herein, shall include only the following events:

(a)           The filing of a Chapter 7 or Chapter 11 bankruptcy proceeding by or against COMPANY;

(b)           The execution by COMPANY of an assignment for benefit of creditors;

(c)           The failure of COMPANY to pay for merchandise in accordance with the provision of Section 5 hereof provided there is not a bona fide dispute regarding the receipt of such merchandise or the merchantable quality of such merchandise.  SUPPLIER shall be entitled to terminate the Agreement only after giving COMPANY written notice of COMPANY’S alleged breach of this Section 4(c) and COMPANY’S failure to cure such breach within five (5) business days of receipt of such notice.

[***] Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

(d)           Loss or suspension of COMPANY’S state or federal licenses or permits to sell alcoholic beverages within the Territory for a period of more than 10 consecutive days, or for more than 30 days total in any 12 consecutive month period.

(e)           Any material breach of this Agreement by COMPANY that remains uncured for a period of thirty (30) days after receipt by COMPANY of written notice of the alleged breach.

(f)           Failure to meet annual goals for a period of two (2) consecutive years.  Annual goals will be mutually agreed upon.  In the event COMPANY and SUPPLIER are unable to agree, the fifty-two (52) week Nielson trend for the applicable market and table wine category will serve as the new growth goal percentage for the upcoming fiscal year.

5.           Credit Terms.  COMPANY shall have to and including thirty (30) days after its actual receipt of shipment(s) of the Products and a billing invoice from SUPPLIER within which to pay for the Products.  The provisions of this Section 5 shall supersede any provisions in SUPPLIER invoices to the contrary.  In the event COMPANY fails to pay any sums owing under this Agreement more than 30 days past due, SUPPLIER may additionally charge default interest calculated at the rate of 18% per year, and SUPPLIER may recover its attorneys’ fees and any other reasonable costs of collection incurred in securing payment from COMPANY.

6.           Place of Delivery.  The Products sold by SUPPLIER to COMPANY under this Agreement are F.O.B., SUPPLIER’S docks in the Territory.  Title shall pass from SUPPLIER to COMPANY upon shipment of the Products from SUPPLIER’S docks.  The provisions of this Section 6 shall supersede any provisions in SUPPLIER invoices to the contrary.

7.           Prices.  SUPPLIER shall sell and COMPANY shall pay for the Products at SUPPLIER’S prices currently in effect at the time COMPANY’S order for purchase is submitted by COMPANY to SUPPLIER. SUPPLIER reserves the right, after consultation with COMPANY, to change its selling prices to COMPANY from time to time on ninety (90) days written notice to COMPANY.

8.            Responsibilities and Obligations of COMPANY.  COMPANY shall:

(a)           Exercise reasonable commercial efforts to purchase, market, promote and re-sell the Products to retailers throughout the Territory during the Term or any renewal hereof.

(b)           Use the trademarks and/or brand names of the Products only with reference to genuine products produced and/or distributed by SUPPLIER.  This usage shall apply to all sales promotions and advertising activities, whether through direct reference or implication.

(c)         Not adopt the name of any of the Products supplied by SUPPLIER as part of its business or corporate name.

(d)           Discontinue the use of the aforementioned trademarks and/or brand names upon termination of this Agreement (or non renewal thereof) or upon reasonable request of SUPPLIER in the event of any dispute regarding use of such marks or names.

(e)           Cooperate with SUPPLIER in originating and implementing sales and marketing programs, policies and practices designed to maximize the sale and marketing of the Products.

(f)           Perform all financial obligations as specified in this Agreement in a timely manner.

(g)           Maintain sufficient inventories of Products, store and handle Products at proper temperatures and environmental conditions to maintain their quality, and deliver the Products to retail outlets on a consistent and regular basis and in a timely manner that is compatible with good business practice and the reasonable requirements of retailers in the Territory.

(h)         [***]

(i)         Provide regular inventory, depletion, and detailed sales reports to SUPPLIER.

(j)         Obtain and maintain in good standing all state and federal (U.S.) licenses and permits required by applicable laws.

(k)           Not intentionally sell or distribute Products outside the Territory.

9.           Responsibilities and Obligations of SUPPLIER.  SUPPLIER shall:

(a)           Provide reasonable cooperation and assistance to COMPANY in all sales promotions, marketing, and advertising activity regarding the Products.

(b)           Supply COMPANY with sufficient quantities of the Products on a timely basis.

[***] Indicates confidential material that has been omitted pursuant to a Confidential Treatment Request filed with the Securities and Exchange Commission. A complete copy of this agreement has been separately filed with the Securities and Exchange Commission.

(c)           Make available to COMPANY, in reasonable quantities and at cost (or at a nominal charge), advertising and promotional materials for the Products.

(d)           Allow the non-misleading use of trademarks and/or brand names of the Products on the premises and in the advertising of COMPANY.

(e)           Supply COMPANY with the Products of merchantable quality.

(f)           Indemnify COMPANY against any and all causes of action or claims asserted by anyone arising out of or attributable to the Products being placed in the stream of commerce.

(g)          Obtain and maintain in good standing all state and federal (U.S.) licenses and permits required by applicable laws.

(h)           Purchase COMPANY’S entire stock of merchantable Products at COMPANY’S laid in cost (inclusive of freight charges and any applicable excise taxes paid by COMPANY) upon the termination or non renewal of this Agreement for any reason, plus a $1 per case handling fee upon the termination or non renewal of this Agreement for any reason other than early termination for good cause.

10.           Warranties; Indemnification; Insurance:  Authority.

(a)           Warranties by SUPPLIER to COMPANY.  SUPPLIER hereby warrants and represents that the Products are fit and suitable for their intended use and are not defectively packaged, bottled or labeled.  In addition Supplier warrants and represents that the Product are packaged, bottled and labeled in accordance with all applicable municipal, slate and federal laws and regulations. In the event any Products are received by COMPANY that do not comply with the provisions of this sub-section 10(a), COMPANY shall have the right to return the Products to SUPPLIER or, with prior written permission of SUPPLIER, not unreasonably withheld, to destroy such Products.   In either event, SUPPLIER shall replace such Products or fully reimburse COMPANY for the price paid by Company for such Products, freight, any federal and/or state excise taxes paid by COMPANY and the cost incurred by COMPANY to destroy or return such products to SUPPLIER.  In addition, SUPPLIER warrants and represents that the Products do not violate or infringe upon the intellectual property rights of third parties and that the SUPPLIER has no Agreements or agreements, oral, written or implied at law, with which this Agreement would conflict or interfere.

(b)           Indemnification of COMPANY.  SUPPLIER shall indemnify, defend and shall hold COMPANY harmless from and against any and all losses, whether by injury to person, business or otherwise, arising from or otherwise connected with the production of the Products, including but not limited to the warranties and representations set forth in sub-section (a) of this Section 10 (hereinafter the “Claims”).  This indemnification shall cover and shall expressly include any and all attorney’s fees and any other out-of-pocket costs incurred or expended by COMPANY in defending any and all Claims involving the production of the Products.  COMPANY shall promptly notify SUPPLIER of any and all Claims or alleged Claims in writing and shall make formal written demand upon SUPPLIER for defense and indemnification of COMPANY by virtue of this provision.

(c)           Indemnification of SUPPLIER.  COMPANY shall indemnify, defend and shall hold SUPPLIER harmless from and against any and all losses, whether by injury to person, business or otherwise, arising from or otherwise connected with the negligence or intentional misconduct of COMPANY in its handling, storage, or distribution of the Products after delivery by SUPPLIER (hereinafter the “Claims”).  This indemnification shall cover and shall expressly include any and all attorney’s fees and any other out-of-pocket costs incurred or expended by SUPPLIER in defending any and all Claims involving the COMPANY’S handling, storage, or distribution of Products.  SUPPLIER shall promptly notify COMPANY of any and all Claims or alleged Claims in writing and shall make formal written demand upon COMPANY for defense and indemnification of SUPPLIER by virtue of this provision.

(d)           Insurance.  SUPPLIER shall have and shall continue to maintain in full force and effect during the initial term and any renewal hereof, policies of general liability insurance (including product liability) providing coverage in the amount not less than $5,000,000.  SUPPLIER agrees to provide COMPANY with proof of such insurance coverage upon request by COMPANY.

(e)           Authority.  SUPPLIER warrants and represents that the individual executing this Agreement on behalf of SUPPLIER has full power and authority to do so, and that once fully executed, this Agreement shall be binding and enforceable upon SUPPLIER.  COMPANY warrants and represents that the individual executing this Agreement on behalf of COMPANY has full power and authority to do so, and that once fully executed, this Agreement shall be binding and enforceable upon COMPANY.

11.           Attorney’s Fees. In the event a dispute arises between COMPANY and SUPPLIER resulting in arbitration pursuant to Section 23 hereof the prevailing party shall recover, in addition to damages and other relief, any and all attorney’s fees reasonably incurred in connection with the prosecution, or defense of such arbitration, together with all costs of the arbitration, (whether taxable or not) actually incurred by said prevailing party.  The arbitrator shall determine who is the prevailing  party and shall determine the amount of fees and costs to be awarded to such party.

12.           Choice of Law.  COMPANY and SUPPLIER hereby agree that any and all issues of law associated with, connected to, or otherwise related to this Agreement and the relations of the parties, shall be governed and determined by Oregon law.

13.           Notices.  All notices required or permitted under this Agreement shall be in writing and shall be personally delivered or sent by prepaid, certified or registered mail.

Notices sent to COMPANY shall be addressed as follows:

Dan Ewer
President
YOUNG’S MARKET COMPANY OF OREGON/WASHINGTON, LLC
20301 59th Place S
Kent, WA  98032

With a copy to:

Donald M. Robbins, Esq.
Executive Vice President / General Counsel
YOUNG’S MARKET COMPANY, LLC
14402 Franklin Avenue
Tustin, California  92780

Notices sent to SUPPLIER shall be addressed as follows:

Jim Bernau
President
WILLAMETTE VALLEY VINEYARDS, INC.
8800 Enchanted Way, SE
Turner, Oregon  97392

With a copy to:

Jesse D. Lyon, Esq.
Partner

DAVIS WRIGHT TREMAINE LLP
1300 SW Fifth Ave., Suite 2300
Portland, Oregon  97201

14.           Binding on Successors.  This Agreement shall be binding upon and shall inure to the benefit of the parties’ successors in interest.  As used herein, “successors in interest” means and includes any person or entity which succeeds to the business or assets of either COMPANY or SUPPLIER, as well as any person or entity which acquires an interest in the trade marks, trade names or labels of the Products or in the Products themselves.  The parties hereby agree that SUPPLIER’S Products are unique and that it would be difficult, if not impossible, to ascertain the damages that would occur in the event of a breach of this Section 14 and to that end the parties agree that this Agreement may be specifically enforced in the event of a breach or threatened breach thereof.  The parties further agree that the provisions of this Section 14 are an integral part of the consideration given for this Agreement and are not a mere recital.

15.           Severability.  Any provision of this Agreement determined to be invalid shall in no way affect the remaining provisions hereof.  Any such invalid provision shall be deemed modified to the minimum extent necessary to make such provision consistent with applicable law and in such modified form such provision shall then be enforceable.

16.           Waiver.  A waiver by either party of any of the terms and conditions of this Agreement in any instance shall not be deemed or construed to be a waiver of such term or condition in the future.  All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative and none of them shall be in limitation of any other remedy, right, undertaking or obligations or agreement of either party.

17.           Assignment.  This Agreement shall not be assigned by either party in whole or in part, by operation of law or otherwise, without the prior express written consent of the other party, which consent shall not be unreasonably withheld.

18.           Consent of Parties.  Whenever consent or approval of either party is required, except as otherwise expressly provided in this Agreement, that party shall not unreasonably withhold or unreasonably delay such consent or approval.

19.           Integration Clause.  This Agreement states and contains the full, complete and entire agreement, understanding, and Agreement of COMPANY and SUPPLIER. This Agreement supersedes any and all prior agreements, understandings or Agreements, whether oral or written.

20.           Modification.  This Agreement may only be modified by a subsequent written document entitled “Modification to Exclusive Distribution Agreement” duly signed by both COMPANY and SUPPLIER.  No other purported modification shall be effective.

21.           Binding Agreement.  This Agreement shall not be binding upon either party unless and until executed by a duly authorized officer and/or managing agent of COMPANY and of SUPPLIER.

22.           Sole Remedy.  SUPPLIER’S sole and exclusive remedy in the event of an alleged breach of the Agreement by COMPANY, excluding only COMPANY’S failure to pay for merchandise in accordance with Section 4(c) and Section 5 above or COMPANY’S failure to indemnify SUPPLIER in accordance with Section 10 above or COMPANY’s intentional misconduct or infringement of SUPPLIER’S intellectual property, shall be termination of the Agreement pursuant to this Section 22.  In such event, SUPPLIER shall give COMPANY written notice of the alleged breach of the Agreement by COMPANY, and COMPANY shall have thirty (30) days from receipt of such notice to cure or otherwise remedy such breach.  In the event COMPANY fails to cure or to remedy such breach within said thirty (30) day period, SUPPLIER may thereafter terminate the Agreement by notifying COMPANY in writing of its intention so to do.

23.           Arbitration.  Any and all disputes between the parties arising out of or resulting from this Agreement, including the interpretation thereof, shall be resolved by final and binding arbitration in accordance with the provisions of this Section 23.  The arbitration shall be conducted in accordance with the rules of the Arbitration Service of Portland and unless the parties otherwise agree in writing, the arbitration shall be held in Portland, Oregon.  Unless waived by the parties in writing the arbitrator shall issue a written opinion and award within 30 days of final submission of the dispute to the arbitrator and judgment on the arbitrator’s award may be entered in any court of competent jurisdiction.  Notwithstanding the foregoing, in the event of any claim regarding the collection of sums due and owing by COMPANY to SUPPLIER for the purchase of Products hereunder, COMPANY may bring suit in any court of competent jurisdiction without first resorting to the non-judicial dispute resolution mechanisms otherwise contemplated in this Section 23.

24.           Securities Laws.  COMPANY hereby acknowledges that SUPPLIER is a publicly traded company.  COMPANY acknowledges that it is aware and has advised any applicable employees or affiliates with knowledge of this Agreement that federal and state securities laws prohibit any person who has received material, non-public information about SUPPLIER or its business that is not generally available to the public (including, without limitation, the matters that are the subject of this Agreement), from purchasing or selling securities of SUPPLIER while in possession of such non-public information, and from communicating that information to any other person who may purchase or sell securities of SUPPLIER or otherwise violate such laws.

YOUNG’S MARKET COMPANY OF
OREGON, LLC

By:  _____________________________

Print Name:  ______________________

Title:  ____________________________

YOUNG’S MARKET COMPANY OF
WASHINGTON, LLC

By:  _____________________________

Print Name:  ______________________

Title:  ____________________________

SUPPLIER NAME  _________________

By:  _____________________________

Print Name:  ______________________

Title:  ____________________________

EXHIBIT A

Territory

The counties of the State of Oregon but specifically excluding the counties of Morrow, Umatilla, Union, Wallowa, Grant, Baker, or Malheur.

All the counties in the State of Washington.

EXHIBIT B

Products

All wines produced and bottled by or for the SUPPLIER for wholesale distribution within the Territory.

The parties acknowledge and agree that the “Products” subject to this Agreement do not automatically include any brands or subsidiaries which may be acquired by the SUPPLIER after the date of this Agreement.  However, SUPPLIER has granted COMPANY the right of first refusal for the exclusive distribution rights within the Territory for any new  alcoholic beverage products hereafter sold or represented by SUPPLIER during the term or any renewal hereof.  (Section 1)